Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1 of our report dated October 5, 2023, relating to the consolidated financial statements of Green Circle Decarbonize Technology Limited as of March 31, 2023 and 2022 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 4, 2024